                                                                   EXHIBIT 10.63


                        NATIONSBANC MONTGOMERY SECURITIES




PERSONAL AND CONFIDENTIAL



March 3, 1999


Mr. William E. Dickenson
Hagler Bailly, Inc.
1776 I Street, N.W.
5th Floor
Washington, D.C. 20006

Dear William:

We are pleased to have been selected to assist you with your investment banking needs. This letter confirms the understanding and agreement between NationsBanc Montgomery Securities LLC and Hagler Bailly, Inc. ("you" or the "Company") to provide such investment banking services as we may agree upon from time to time. We fully understand that our responsibility will be to assist you in considering strategic alternatives for building the Company through strategic acquisitions and to assist you if and when you request and only at your direction, in pursuing opportunities to maximize shareholder value through a sale or merger of the Company.

You have engaged us to advise you concerning various opportunities (each, a "Transaction"). As used in this Agreement, the term "Transaction" includes, directly or indirectly, in one or a series of related transactions, either or both of the following: (i) opportunities for maximizing shareholder value, which may include a sale of the Company, a change in control of the Company or the acquisition by a third party of all or substantially all of the Company's business or assets in a sale or exchange of stock, merger or consolidation, sale of assets or other similar transaction (a "Sale Transaction") and (ii) acquisition opportunities, which may include acquiring control of or all or substantially all of a company's business or assets by you in a sale or exchange of stock, merger or consolidation, purchase of assets or other similar transaction (each single transaction with Aggregate Consideration (as defined below) in excess of $75 million defined as an "Acquisition Transaction").

We will render to you such financial advisory and investment banking services as we mutually agree are necessary or appropriate in connection with any Transaction. For example, if necessary or appropriate, we will (i) assist you in preparing a descriptive memorandum concerning the Company, (ii) develop, update from time to time, and review with you on an on-going basis a list of parties which might be interested in acquiring the Company with the
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HAGLER BAILLY, INC.
MARCH 3, 1999
PAGE 2 OF 5

understanding that we will contact only parties you approve, (iii) consult with and advise you concerning any acquisition of any target company, (iv) participate on your behalf in negotiations related to any Transaction, (v) assist you in conducting your business investigation of any target company,
(vi) report to management and the board regarding proposals or offers made,
(vii) assist you in developing and administering a "bidding" process, if appropriate, (viii) analyze offers or proposals made by the Company or received for the Company, (ix) consult with you with respect to the financial aspects of any Transaction as described in the agreements effecting the Transaction, and (x) assist you in the administration of the closing of any Transaction.

Finally, if, pursuant to a Transaction, you request, we will render to the Company's board of directors our opinion with respect to the fairness from a financial point of view to the shareholders of the Company of the consideration to be received by the shareholders in a Sale Transaction or in the case of an Acquisition Transaction of the consideration to be paid by the Company in any Acquisition Transaction, as the case may be, as of, in either case, the date of any such opinion. We will render our opinion at the meeting of your board of directors to finally consider any Transaction and, if we mutually agree, as of the date of the mailing of the proxy statement or prospectus soliciting the approval of your shareholders, if required. Our opinion will be directed and addressed solely to the Company's board of directors in connection with its consideration of any such Transaction and will not be a recommendation to any shareholder as to whether such shareholder should participate in or vote in favor of the applicable Transaction. Shareholders of the Company will not be addressees nor intended beneficiaries of our opinion and may not rely or allege any reliance thereon.

In connection with performing our services we will use publicly available information and information which you provide to us, including information concerning the business, assets, operations or financial condition of the Company and any target company. We may rely upon the accuracy and completeness of such information without independent verification.

The term of our engagement will begin on the date hereof and continue for twelve months or until earlier terminated by either of us upon 15 days written notice. The expiration or early termination of our engagement will not affect your obligation to pay our fees or reimburse our expenses as set forth below.

As compensation for our services, you will pay us a cash retainer fee of $100,000 upon execution of this letter agreement, which will be credited against any one fee due to us upon the consummation of a Transaction.

If you reach a definitive agreement or consummate any transaction during this engagement, at any time prior to twelve months following the expiration of the engagement, or at any time prior to six months following early termination of the engagement, you will pay us a cash fee equal to the following:
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HAGLER BAILLY, INC.
MARCH 3, 1999
PAGE 3 OF 5

     If such transaction is a Sale Transaction, you will pay NationsBanc Montgomery Securities LLC a cash fee due upon consummation of such transaction equal to the following:

          (i) 0.875% of any Aggregate Consideration (defined below) up to $425 million, plus

          (ii)  1.5% of any Aggregate Consideration above $425 million

     If such transaction is an Acquisition Transaction, you will pay NationsBanc Montgomery Securities LLC a cash fee due upon consummation of such transaction equal to the greater of

          (i)   $1.0 million, or

          (ii)  0.875% of the Aggregate Consideration.

As used in this Agreement, Aggregate Consideration means the sum of (i) the cash paid or payable, market value of marketable equity securities or interests, fair value of unmarketable equity securities or interests, face amount of straight and convertible debt instruments or obligations issued or issuable (including any amounts paid into escrow) to you or your shareholders or any entity affiliated with you or your shareholders in connection with a Sale Transaction, or by you or your shareholders or any entity affiliated with you or your shareholders in connection with an Acquisition Transaction, as the case may be, (ii) the amount of indebtedness (excluding trade payables) of the Company assumed directly or indirectly by an acquiring party or any entity affiliated with an acquiring party in connection with a Sale Transaction, or of the target company assumed directly or indirectly by you or any entity affiliated with you or your shareholders in connection with an Acquisition Transaction, as the case may be, and (iii) the fair value of contingent future payment obligations (e.g., earn-outs) arising in connection with the Transaction. Consideration shall be determined at the time you execute a definitive agreement. Notwithstanding the foregoing, if the Transaction is the result of the disposition of less than all of the securities, assets or businesses of the Company, the target company or a business unit of the target company, as the case may be, or occurs as the result of a combination or series of transactions, then the total consideration shall be determined (i) at the time you reach a definitive agreement wherein more than 50% of the voting stock or net assets of the Company, target company or business unit of the target company, as the case may be, is proposed to be acquired; and (ii) as if all of the Company, the target company or the business unit of the target company, as the case may be, were proposed to be acquired as of such time. The amount of consideration in such a case will be determined to be equal to:

      --in the case of a Sale Transaction, (I) the sum of (a) any and all consideration previously paid by an acquiring party or any entity affiliated with an acquiring party and (b)
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HAGLER BAILLY, INC.
MARCH 3, 1999
PAGE 4 OF 5

       consideration then payable by any such party (II) divided by the percentage of voting stock or net assets of the Company acquired through such date;

       --in the case of an Acquisition Transaction, (I) the sum of (a) any and all consideration previously paid by the Company or any entity affiliated with the Company or its shareholders and (b) consideration then payable by any such party (II) divided by the percentage of the target company or the business unit of the target company, as the case may be, acquired through such date.

In no event will any fee payable in connection with a Transaction be reduced by any obligation that you may have to any other broker or finder. In addition, if a Transaction for which we would have been entitled to a fee is not consummated you will pay us one half of any "termination," "break-up," "topping" or other fee or of the value of any option you receive; provided, however, that in no event shall the payment exceed 75% of the transaction fee due if such Transaction had been consummated.

You will also reimburse us periodically upon request for our reasonable out-of-pocket costs and expenses (including counsel fees), which shall be accompanied by reasonable and customary documentation, incurred by us in connection with this engagement, whether or not any Transaction is consummated, and will indemnify us and related persons according to the attached indemnification and contribution agreement. The obligations contained in that agreement will remain operative regardless of any termination or completion of our services hereunder. NMS agrees not to exceed $75,000 of the total out-of-pocket expenses and/or $25,000 of counsel fees without prior authorization from the Company.

If we deliver an opinion to you, you will pay us a fee equal to $250,000 in respect of, and due upon, delivery of each such opinion. Any such fee paid to us shall be credited against the fee relating to the applicable Transaction. We understand you may request our opinion(s), if any, be disclosed in one or more registration statements(s) and/or proxy statement(s). You may disclose any such opinion in full and refer to it in such documents provided that we expressly approve all statements in such documents relating to us or the opinion. You will include in any such disclosure a statement that we do not admit that we are experts with respect to the registration statement within the meaning of the term "experts" as used in the Securities Act of 1933. The opinion will not be used or referred to by you, quoted or disclosed to any person (other than the Company's directors, executive officers and attorneys) in any manner for any other purpose without our express prior written consent.

The rights and obligations you have or may have to us or any of our affiliates under any credit or other agreement are separate from your rights and obligations under this engagement agreement and will not be affected by our performance or failure to perform hereunder.
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HAGLER BAILLY, INC.
MARCH 3, 1999
PAGE 5 OF 5

We will provide our financial advice, written or oral, exclusively for the information of your board of directors and senior management, who will make all decisions regarding whether and how to pursue any opportunity or transaction. Your board of directors and senior management will base their decisions on our advice as well as on the advice of their legal, tax and other business advisors and other factors that they consider appropriate. Accordingly, as an independent contractor we will not assume the responsibilities of a fiduciary to you or your shareholders in connection with the performance of our services. In addition, we or our affiliates may provide financing and financing advice to one or more potential purchasers of the Company.

This engagement agreement, together with the attached agreement on indemnification and contribution, contains our entire agreement concerning the proposed transaction and supersedes any prior understandings and agreements. This engagement agreement is made and shall be construed under and in accordance with the laws of the State of New York (without reference to any principle of the conflict of laws). Any waiver of any right or obligation hereunder must be in writing signed by the party against whom such waiver is sought to be enforced.

If the foregoing correctly sets forth our understanding and agreement, please sign in the space below and return this letter to us. We thank you for the opportunity to share in your business endeavors and are looking forward to a successful and mutually beneficial relationship.

Very truly yours,

NATIONSBANC MONTGOMERY SECURITIES LLC



By:    /s/ Gidon Y. Cohen
   --------------------------
           Gidon Y. Cohen
           Senior Managing Director



Accepted and Agreed as of the date set forth above:

HAGLER BAILLY, INC.



By:    /s/ William E. Dickenson
   ---------------------------------
      William Dickenson

                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT



      In consideration of the agreement of NationsBanc Montgomery Securities
LLC ("NMS") to act on behalf of Hagler Bailly, Inc. (the "Company") pursuant to the attached Engagement Letter dated March 3, 1999, the Company agrees to indemnify and hold harmless NMS, its affiliates, and each of their respective directors, officers, agents, shareholders, consultants, employees and controlling persons (within the meaning of the Securities Act of 1933) (NMS and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, claims, damages, expenses and liabilities or actions in respect thereof (collectively, "Losses"), as they may be incurred (including all legal fees and other expenses as incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened litigation in which any Indemnified Person is a named party) to which any of them may become subject (including in any settlement effected with the Company's consent) and which are related to or arise out of any act, omission, transaction or event contemplated by the Engagement Letter. The Company will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to his gross negligence, bad faith or willful misconduct. If multiple claims are brought against NMS in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on the claim as to which indemnification is not available.

      If the indemnity referred to in this agreement should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, the Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate to reflect the relative benefits received by and the relative fault of each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the fee actually received by NMS pursuant to the Engagement Letter. The relative fault of each indemnified person and the Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

      The Company also agrees that no Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of the Engagement Letter, except Losses incurred by the Company which a court of competent jurisdiction shall have determined by a final judgment to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to its gross negligence, bad faith or willful misconduct. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. The Company agrees that without NMS's prior written consent it shall not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suitor proceeding related to the Engagement Letter unless the settlement, compromise or consent also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom. The Company shall have no liability for any settlement or compromise of litigation affected without the Company's consent.

      If an agreement for the sale of the Company is entered into and the obligations of the Company referred to above are not assumed, satisfactory to NMS, by operations of law or by contract by the acquiring entity, the Company agrees to arrange alternative means of providing for such obligations prior to consummation of such agreement, including providing insurance or creating an escrow, in each case in an amount and upon terms and conditions satisfactory to NMS.

      The obligations of the Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have shall be binding upon and inure to be benefits of any successors, assigns, heirs and personal representatives of any Indemnified Person and the Company. It is understood that the obligations of the Company will remain operative regardless of any termination or completion of NMS's services.

NationsBanc Montgomery Securities LLC                   HAGLER BAILLY, INC.
                                               --------------------------------
                                               By:   /s/ William E. Dickenson
                                                  -----------------------------


Name: Gidon Y. Cohen                           Name:
     -----------------------------                  ---------------------------

    /s/  Gidon Y.  Cohen                       Title:
----------------------------------                  ---------------------------
    Senior Managing Director













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                                 BANK OF AMERICA


BANC OF AMERICA SECURITIES LLC                 231 South LaSalle Street
                                                Chicago, IL 60697

                                                Tel: 312.828.4365
                                                Fax: 312.987.9789



PERSONAL AND CONFIDENTIAL

October 5, 1999

Mr. William E. Dickenson
Hagler Bailly, Inc.
1776 Eye Street, N.W.
5th Floor
Washington, D.C. 20006

Dear Bill:

Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC) and Hagler Bailly, Inc. ("you" or the "Company") are parties to an engagement letter agreement dated March 3, 1999 (the "Letter Agreement"), pursuant to which we are engaged to advise you concerning opportunities for maximizing shareholder value, which may include a sale of the Company, and to advise you concerning opportunities for pursuing various acquisitions. Capitalized terms not defined herein will have the meaning set forth in the Letter Agreement. This will confirm our agreement to amend the Letter Agreement as follows:

The first indented paragraph on page 3 which relates to the calculation of our fee in the event of a Sale Transaction is hereby deleted in its entirety and replaced with the following paragraph:

      "If such transaction is a Sale Transaction, you will pay NationsBanc Montgomery Securities LLC a cash fee due upon consummation of such transaction equal to the following:

         (i) 1.25% of any Aggregate Consideration (defined below) up to $180 million, plus

         (ii)  1.75% of any Aggregate Consideration above $180 million;

      provided, however, that in no event will such fee be less than $1.5 million."

Except as described above, the Letter Agreement will continue in full force and effect, including but not limited to the paragraph on page 3 relating to the calculation of our fee in the event of an

Hagler Bailly, Inc.
October 5, 1999
Page 2 of 2


Acquisition Transaction. If the foregoing correctly sets forth our understanding and agreement, please sign in the space below and return this letter to us. We thank you for the opportunity to share in your business endeavors and are looking forward to continuing our successful and mutually beneficial relationship.

Very truly yours,


BANC OF AMERICA SECURITIES LLC
(formerly known as NationsBanc Montgomery
Securities LLC)



By:  /s/ Michael A. Smith
   ----------------------------------------
        Michael A. Smith, Managing Director



Accepted and Agreed as of the date set forth above:

HAGLER BAILLY, INC.



By:  /s/ William E. Dickenson
  ------------------------------------------
Name:  President and Chief Executive Officer
  ------------------------------------------